B + Exhibit 99.2

` Q3 2024 Shareholder Letter 1

Q3 2024 Shareholder Letter 2

To Our Shareholders

ZipRecruiter continues to navigate a protracted labor market downturn. In Q3'24, revenue of $117.1 million was down 25% year-over-year. Net loss in Q3'24 was $2.6 million while Adjusted EBITDA was $15 million, equating to a net loss margin of (2)% and an Adjusted EBITDA margin of 13%. Notably, both revenue and Adjusted EBITDA in Q3'24 came in above the high end of guidance.

ZipRecruiter has maintained a strong balance sheet while investing heavily into product improvements. As a result of these investments, we continue to win share with job seekers, which we believe will be followed by market share shifts in revenue dollars from employers. When businesses resume hiring, they will experience a much improved marketplace with better tools and a greater supply of candidates to find a great fit for their job openings.

While each labor market cycle is distinct, by several measures this is one of the more prolonged downturns in hiring activity. Seasonally adjusted hires have declined on a year-over-year basis every month since August of 2022, which is approaching the same duration in hiring declines as the Great Recession of 2008. The "Great Stay" continues, with the currently-employed leaving their jobs at the lowest rate since 2015, excluding the onset of the COVID pandemic. This reduced churn among employees further drives down hiring levels. While it is difficult to predict exactly when hiring activity will recover, we are confident in the long term health of the U.S. labor market and see the end of the "Great Stay" as a future tailwind.

Navigating the ups and downs of the labor market is a reality of our business. Through labor market cycles, we remain intently focused on our mission of actively connecting people to their next great opportunity.

Ian Siegel
Chief Executive Officer

David Travers
President

Tim Yarbrough
Chief Financial Officer

Q3 2024 Shareholder Letter

3

Third Quarter 2024 Key Results

	Q3'24
Revenue	**$117.1 million** *(25)% y/y*
Quarterly Paid Employers[1]	**65.2K** *(27)% y/y*
Revenue per Paid Employer[1]	**$1,795** *3% y/y*
Gross Margin	**89%**
Net Income (Loss)	**($2.6) million**
Net Income (Loss) Margin	**(2)%**
Adjusted EBITDA[1]	**$15.0 million**
Adjusted EBITDA Margin[1]	**13%**

Financial Outlook

	Q4'24
Revenue	**$104 - $110 million**
Adjusted EBITDA[1] *Adjusted EBITDA margin*	**$6 - $12 million** *6% -11%*

[1] See "Key Operating Metrics and Non-GAAP Financial Measures" below for additional information regarding key operating metrics and non-GAAP measures used in this shareholder letter and a reconciliation of GAAP net income (loss) to Adjusted EBITDA.

Q3 2024 Shareholder Letter 4

Growth Strategies and Recent Progress

We believe we are still in the early stages of using smart matching to transform how employers and job seekers come together. We are leaning into product and technology investments to capture this opportunity, and are making continued progress improving outcomes for both employers and job seekers.

Growth Strategy #1: Increase the number of employers and the Revenue per Paid Employer in our marketplace

We had 65.2k Quarterly Paid Employers in Q3'24, a decrease of 27% year-over-year and decrease of 7% sequentially. The year-over-year and quarter-over-quarter decrease is primarily reflective of reduced demand from SMBs due to continued uncertainty and volatility in the labor market.

Revenue per Paid Employer was $1,795 in Q3'24, an increase of 3% year-over-year and an increase of 2% quarter-over-quarter. The Revenue per Paid Employer increase year-over-year is due to a mix shift from subscription revenue to performance revenue. Performance-based revenue represented 22% of revenue in Q3'24, compared to 21% in Q3'23, and 22% of revenue in Q2'24.

In Q3, we continued our focus on product launches that accelerate interaction, deepen engagement, and improve matching between employers and job seekers.


Candidate Info
Michael Brown
Queue

Last quarter, we highlighted the initial rollout of ZipIntro - which is like speed dating for hiring. With ZipIntro, employers merely pick a time for an interview, and then ZipRecruiter's smart matching technology brings them qualified job seekers to speak with back-to-back over video. Employers love ZipIntro's ability to accelerate face-to-face connections for a faster and more personal hiring experience. The results were exceptional, with **over 90% of job seekers saying they are likely to use ZipIntro again[2] and employers receiving over 3x more quality applications per job[3] utilizing ZipIntro.**

[2] ZipRecruiter internal data, Sept 1, 2023 - June 30, 2024
[3] ZipRecruiter Internal data, Aug 1, 2023 - March 15, 2024

Q3 2024 Shareholder Letter 5

ZipIntro fully launched to all subscription customers in Q3 and the results continue to confirm the value this product generates for our marketplace. **With ZipIntro, most employers receive their first application in under 20 minutes and talk to a candidate the next day.** This product has gained strong traction in the early stages, with **the full launch of ZipIntro seeing an over 3x increase in adoption after the initial rollout**.

Our marketplace actively connects job seekers with employers with our best-in-class matching technology. However, many employers also want to proactively search for candidates. In Q3'24, we launched our next-generation Resume Database, which helps employers find qualified candidates in minutes. The new Resume Database features cutting-edge search and filtering capabilities, instant access to candidate contact info, and fresh workflow management tools. After searching for the right candidates, employers can "unlock" the resumes and contact info of qualified candidates. **In the first week of launch, we saw an over 20% increase in average weekly candidate profile unlocks** compared to unlocks before the launch in 2024.


Find qualified candidates in minutes
Create Project
Browse the Database
Fast hires, zero waiting
Contact Info
123-123-123
Download Resume
Certifications & Licenses
Certified
Certified Nursing Assistant
Filters
Unlock contact info instantly
Access your favorite candidate's phone number and email with just one click.
Identify the right fit, faster
Streamline your searches with smart, intuitive filters and stay organized with projects.
Get real-time alerts
See new resumes that match your search as soon as they hit the market.

Growth Strategy #2: Increase the number of job seekers in our marketplace

We are excited about our progress in growing job seeker traffic. Our strong financial position has allowed us to continue investing in a superior job seeker experience, as we firmly believe that over time market share shifts in job seeker activity will be followed by market share shifts in employer revenue dollars. According to SimilarWeb, **total ZipRecruiter web traffic in the U.S. grew by 21% year-over-year from Q3'23 to Q3'24**, which is at least 13 percentage points more than any of our largest competitors[4]. This was driven by **year-over-year organic job seeker traffic growth of 23%**.

[4] Similarweb Market Intelligence Platform. Fastest growing online employment marketplace defined by number of total U.S. visits. Results shown are from July 2024 - Sep 2024 compared to July 2023 - Sep 2023 for individual domains of ZipRecruiter.com, Glassdoor.com, CareerBuilder.com, Linkedin.com, and Indeed.com and not for parent companies, subsidiary sites, partner sites or subchannels.

Q3 2024 Shareholder Letter 6

We create rich profiles for job seekers using resume data, information gleaned by Phil - our AI-based career advisor - and other data they provide about their skills and backgrounds. More comprehensive and up-to-date job seeker profiles make for better matches to jobs, creating value for both job seekers and employers. In Q3, we rolled out several product improvements that make it easier for job seekers to upload and review their resumes, add a photo, build out their profiles and ultimately, present their best selves to employers. Notably, we've improved how we pull content from a job seeker's resume to populate their profile—an update that helps job seekers quickly populate their work history, education details, and more. We believe that making it easier for job seekers to maintain and enhance their profile improves their job search experience. It also makes employer products like our next-generation Resume Database more valuable for employers.

Growth Strategy #3: Make our matching technology smarter over time

We bring job seekers and employers together using machine learning and AI, leveraging observed behavior across billions of interactions to power and train our proprietary matching algorithms. This technology gets demonstrably smarter over time, improving outcomes for both employers and job seekers, and removing pain points in the hiring process.


ZipRecruiter
Hi,
Here's a NEW job at DX33 Enterprises. I wanted to get it in front of you ASAP to help you get a jumpstart on the competition. If you like what you see, go ahead and view the details!
Administrative Assistant
DX33 Enterprises
in San Francisco, CA • Remote
$22.00 - $25.00 / hr (Estimated pay)
1-Click Apply
Phil
Your Career Advisor

In Q3, we rolled out a meaningful improvement to the algorithm powering the email notifications we send job seekers that feature newly posted, relevant jobs. These email notifications are highly effective at driving applications to a job shortly after the job is posted, making it more likely that the applicant will be hired and delighting employers who aim to hire fast. We saw an increase in job seeker engagement as a result of the update, **with clicks from the email notifications increasing by 100% and applications through ZipApply from those emails increasing by 120%**.

Q3 2024 Shareholder Letter 7

Investing in our People

We recently made a key promotion on our executive team. Megan Allen was promoted from SVP, Product to EVP, Chief Product Officer. Megan joined ZipRecruiter in August of 2017 and has been an integral part of our Product vision. Megan leads teams across our entire marketplace that are responsible for creating our cutting-edge products. Just this year, Megan led key product initiatives such as ZipIntro and the next generation of our Resume Database, which enable employers to quickly discover and meet the best candidates.



Megan Allen
EVP, Chief Product Officer

We are excited to welcome Megan into her new role on the executive team where she will continue to drive innovation enabling ZipRecruiter to achieve our mission of actively connecting people to their next great opportunity.

Q3 2024 Shareholder Letter 8

Q3'24 Financial Discussion

Revenue ($ in millions)


$155.6
$135.9
$122.2
$123.7
$117.1
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24

Revenue

Revenue for Q3'24 was $117.1 million, down 25% year-over-year and down 5% quarter-over-quarter. The decreases year-over-year and quarter-over-quarter are primarily due to continued softness in hiring demand.

Quarterly Paid Employers (000s)


89.7
70.7
71.6
70.5
65.2
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24

Quarterly Paid Employers

We had 65,222 Quarterly Paid Employers in Q3'24, down 27% year-over-year and down 7% sequentially. The decreases year-over-year and quarter-over-quarter are primarily due to reduced demand from SMBs, reflective of continued uncertainty in the hiring market.

Revenue per Paid Employer


$1,736
$1,922
$1,708
$1,755
$1,795
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24

Revenue per Paid Employer

Revenue per Paid Employer for Q3'24 was $1,795, up 3% year-over-year and up 2% sequentially. The increase year-over-year is primarily due to the slight mix shift from subscription revenue to performance revenue, where performance-based revenue represented 22% of revenue in Q3'24, compared to 21% in Q3'23.

GAAP Gross Margin


91%
90%
89%
90%
89%
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24

Gross Profit and Margin

Gross profit for Q3'24 was $104.7 million, down 26% year-over-year and down 5% sequentially. The decreases year-over-year and quarter-over-quarter are driven by lower revenue. Gross margin for Q3'24 decreased slightly to 89% versus 90% in the prior quarter.

Q3 2024 Shareholder Letter 9

Operating Expenses

Total operating expenses for Q3'24 were $107.9 million, compared to $108.4 million in Q3'23 and $101.3 million in Q2'24. Total operating expenses remained flat year-over-year, and the sequential increase quarter-over-quarter is primarily due to higher marketing investments and higher personnel-related expenses.


GAAP S&M Expense
% of Revenue
36%
36%
45%
42%
47%
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24

Sales and Marketing (S&M) expenses were $54.9 million in Q3'24, or 47% of revenue, compared to $55.6 million, or 36% of revenue, in Q3'23, and $51.5 million, or 42% of revenue, in Q2'24. S&M expenses remained flat year-over-year, while the sequential increase quarter-over-quarter was driven by higher marketing investments and personnel-related expenses.


GAAP R&D Expense
% of Revenue
21%
24%
30%
27%
29%
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24

Research and Development (R&D) expenses were $33.7 million in Q3'24, or 29% of revenue, compared to $32.1 million, or 21% of revenue, in Q3'23, and $33.3 million, or 27% of revenue, in Q2'24. R&D spend increased year-over-year, primarily due to higher personnel-related expenses, while quarter-over-quarter spend remained flat.


GAAP G&A Expense
% of Revenue
13%
20%
16%
13%
16%
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24

General and Administrative (G&A) expenses were $19.3 million in Q3'24, or 16% of revenue, compared to $20.6 million, or 13% of revenue, in Q3'23, and $16.5 million, or 13% of revenue, in Q2'24. The slight decrease in general and administrative expenses year-over-year was driven by lower stock-based compensation expenses. Meanwhile, G&A expenses increased sequentially primarily due to higher personnel-related expenses and other expenses.

Q3 2024 Shareholder Letter
10

Net Income (Loss) and Adjusted EBITDA


Adjusted EBITDA Margin
35%
31%
17%
23%
13%
Q3'23
Q4'23
Q1'24
Q2'24
Q3'24

Net loss in Q3'24 was ($2.6) million, compared to net income of $24.1 million in Q3'23 and net income of $7.0 million in Q2'24. Adjusted EBITDA was $15.0 million, equating to an Adjusted EBITDA margin of 13%, in Q3'24, compared to $54.4 million, with a margin of 35%, in Q3'23, and $27.8 million, with a margin of 23%, in Q2'24. Net income and Adjusted EBITDA decreases year-over-year were driven by revenue declines, while the sequential decreases were driven by revenue declines and higher operating expenses.

Fully Diluted Shares

As of September 30, 2024, ZipRecruiter had a fully diluted capitalization of 110 million shares of Class A common stock and Class B common stock. This fully diluted capitalization share count includes (a) the shares of Class A common stock and Class B common stock outstanding and (b) all shares of Class A common stock and Class B common stock reserved for issuance to settle outstanding stock options and restricted stock units, but does not include shares of Class A common stock and Class B common stock reserved for future issuance of award grants under ZipRecruiter's equity compensation plans.

As of September 30, 2024, the remaining amount available to repurchase under our $550 million share repurchase program was $25.8 million.

Additionally, on November 6, 2024, we announced that our board of directors has authorized a $100.0 million increase to ZipRecruiter's share repurchase program. This additional authorization will bring the total size of the repurchase program to $650.0 million.

Q3 2024 Shareholder Letter 11

Cash, Cash Equivalents & Marketable Securities ($ in millions)


$497.0
$520.1
$513.0
$523.3
$497.6
Sep-23
Dec-23
Mar-24
Jun-24
Sep-24

Cash, Cash Equivalents and Marketable Securities

Cash, cash equivalents and marketable securities totaled $497.6 million as of September 30, 2024, compared to $497.0 million as of September 30, 2023, and $523.3 million as of June 30, 2024. Cash remained in line year-over-year. The decrease in cash, cash equivalents and marketable securities quarter-over-quarter was primarily due to repurchases of Class A common stock under our share repurchase program over the respective period. In Q3'24, we purchased 2.5 million shares totaling $22.6 million.

Financial Outlook

Quarterly Guidance

Our Q4'24 revenue guidance of $107 million at the midpoint represents a 21% decline year-over-year and a 9% decline quarter-over-quarter. The year-over-year decline represents the continuation of the prolonged labor market downturn, while the quarter-over-quarter decline reflects our expectation of a seasonally softer Q4. While it is difficult to predict exactly when hiring activity will recover, we are confident in the long term health of the U.S. labor market and see the inevitable end of the "Great Stay" as a future tailwind.

Our Adjusted EBITDA guidance for Q4'24 is $9 million at the midpoint, or an 8% Adjusted EBITDA margin. On a sequential basis, this implies a slight decrease to operating expenses as we moderate marketing during a seasonally soft period. As we finish 2024 and enter 2025, our operating philosophy remains unchanged. We remain nimble and prepared to quickly adjust to a wide range of scenarios. We continue to be disciplined capital allocators while also investing in product, technology and marketing given our conviction in the growth potential of our marketplace. Our fourth quarter guidance implies a full year 2024 Adjusted EBITDA margin of 16%, within the expectations we outlined at the beginning of the year of leveling off Adjusted EBITDA margins in the low-to-mid teens.

Q3 2024 Shareholder Letter 12

Forward-Looking Statements

This shareholder letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this shareholder letter that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our market opportunity, market share and expected hiring activity; statements under the section titled "Financial Outlook"; statements regarding our expected financial performance and operational performance for the fourth quarter of 2024; statements regarding our expected future revenue growth, Adjusted EBITDA profitability and key strategies; statements regarding our beliefs about the early stages of transforming how employers and job seekers come together; statements regarding the performance of our product improvements; statements regarding the long term health of the U.S. labor market; statements regarding the performance of our AI and machine learning technologies, as well as statements that include the words "expect," "intend," "plan," "believe," "project," "forecast," "estimate," "may," "should," "anticipate" and similar statements of a future or forward-looking nature. These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn that may impact the demand for our services or have a material adverse impact on our and our business partners' financial condition and results of operations; our ability and the ability of third parties to protect our users' personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important risk factors more fully discussed and described in documents we have filed with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2023, as well as our Quarterly Reports on Form 10-Q for the three months ended March 31, 2024 and June 30, 2024, in each case, that we filed with the SEC, and our Quarterly Report on Form 10-Q for the three months ended September 30, 2024 that we will file with the SEC. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this shareholder letter relate only to events or information as of the date on which the statements are made in this letter. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Q3 2024 Shareholder Letter 13

Conference Call Details Wewill host a conference call to discuss our financial results onWednesday, November 6, 2024, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website. An archived version will be available on the website two hours after the call. Investors and analysts can participate in the conference call by dialing +1 (888) 440-4199, or +1 (646) 960-0818 for callers outside the United States, and using the conference ID 9351892. A telephonic replay of the conference call will be available until Wednesday, November 13, 2024. To listen to the replay please dial +1 (800) 770-2030 or +1 (609) 800-9909 for callers outside the United States and use the Conference ID 9351892. Q3 2024 Shareholder Letter 14

CONDENSEDCONSOLIDATEDBALANCESHEETS (UNAUDITED) (in thousands) Q3 2024 Shareholder Letter 15

CONDENSEDCONSOLIDATEDSTATEMENTSOFOPERATIONS (UNAUDITED) (in thousands, except per share amounts) Q3 2024 Shareholder Letter 16

CONDENSEDCONSOLIDATEDSTATEMENTSOFCASHFLOWS (UNAUDITED) (in thousands) Q3 2024 Shareholder Letter 17

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA (UNAUDITED)

(in thousands, except Adjusted EBITDA margin data)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
GAAP net income (loss)	$ (2,570)	$ 24,076	$ (2,061)	$ 43,467
Stock-based compensation	15,088	19,095	49,253	58,305
Depreciation and amortization	3,139	2,619	9,086	8,459
Interest expense	7,475	7,351	22,192	22,038
Other (income) expense, net	(6,320)	(4,695)	(16,798)	(14,731)
Income tax expense (benefit)	(1,824)	5,934	1,945	15,376
Adjusted EBITDA	$ 14,988	$ 54,380	$ 63,617	$132,914
Adjusted EBITDA margin	13 %	35 %	18 %	26 %

RECONCILIATION OF GAAP TO NON-GAAP COST OF REVENUE (UNAUDITED)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
GAAP cost of revenue	$ 12,382	$ 14,533	$ 38,646	$ 50,831
Less:				
Stock-based compensation	148	171	482	495
Depreciation and amortization	1,003	936	3,157	2,873
Non-GAAP cost of revenue	$ 11,231	$ 13,426	$ 35,007	$ 47,463

Q3 2024 Shareholder Letter

18

RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES (UNAUDITED)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2024	2023	2024	2023
GAAP sales and marketing expense	$ 54,928	$ 55,648	$ 161,085	$ 216,171
Less:				
Stock-based compensation	2,688	3,068	8,115	9,567
Depreciation and amortization	249	325	787	1,080
Non-GAAP sales and marketing expense	$ 51,991	$ 52,255	$ 152,183	$ 205,524
GAAP research and development expense	$ 33,705	$ 32,136	$ 103,091	$ 109,047
Less:				
Stock-based compensation	7,814	8,921	25,721	26,686
Depreciation and amortization	1,781	1,174	4,759	3,901
Non-GAAP research and development expense	$ 24,110	$ 22,041	$ 72,611	$ 78,460
GAAP general and administrative expense	$ 19,308	$ 20,647	$ 54,881	$ 67,601
Less:				
Stock-based compensation	4,438	6,935	14,935	21,557
Depreciation and amortization	106	184	383	605
Non-GAAP general and administrative expense	$ 14,764	$ 13,528	$ 39,563	$ 45,439

FULLY DILUTED SHARES (UNAUDITED)

(in thousands)

	September 30, 2024
Class A common shares outstanding	75,065
Class B common shares outstanding	22,634
Options outstanding	4,436
RSUs outstanding	7,546
Total fully diluted shares	109,681

Q3 2024 Shareholder Letter

19

Key Operating Metrics and Non-GAAP Financial Measures

This shareholder letter includes certain key operating metrics, including Quarterly Paid Employers and Revenue per Paid Employer, and non-GAAP financial measures, including Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin.

We define Paid Employers as any employer(s) (or entities acting on behalf of an employer) on a paying subscription plan or performance marketing campaign for at least one day. Paid Employer(s) excludes employers from our Job Distribution Partners or other indirect channels, employers who are not actively searching for candidates, but otherwise have access to previously posted jobs, and employers on free trial. Job Distribution Partners are defined as third-party sites who have a relationship with us and advertise jobs from our marketplace. Quarterly Paid Employers means, with respect to any fiscal quarter, the count of Paid Employers during such fiscal quarter. Revenue per Paid Employer is the total company revenue in a particular period divided by the count of Quarterly Paid Employers in the same period.

We define Non-GAAP cost of revenue as our cost of revenue before stock-based compensation expense, and depreciation and amortization.

We define Non-GAAP operating expenses as our operating expenses before stock-based compensation expense, and depreciation and amortization.

We define Adjusted EBITDA as our net income (loss) before interest expense, other (income) expense, net, income tax expense (benefit) and depreciation and amortization, adjusted to eliminate stock-based compensation expense. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue for the same period.

Management and our board of directors use these key operating metrics and non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing our operating performance on a consistent basis, as they remove the impact of some items not directly resulting from our core operations. We also use these key operating metrics and non-GAAP financial measures for planning purposes, including the preparation of our internal annual operating budget and financial projections, to evaluate the performance and effectiveness of our strategic initiatives and to evaluate our capacity for capital expenditures to expand our business.

Non-GAAP cost of revenue, Non-GAAP operating expenses, Adjusted EBITDA and Adjusted EBITDA margin should not be considered in isolation, as an alternative to, or superior to net income (loss), revenue, cash flows or other measures derived in accordance with GAAP. These non-GAAP measures are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Management believes that the presentation of non-GAAP financial measures is an appropriate measure of operating performance because they eliminate the impact of some expenses that do not relate directly to the performance of our underlying business.

These non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or other items. Additionally, Adjusted EBITDA and Adjusted EBITDA margin are not intended to be a measure of free cash flow for management's discretionary use, as they do not reflect our tax payments and certain other cash costs that may recur in the future, including, among other things, cash requirements for costs to replace assets being depreciated and amortized including our capitalized internal use software. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of our performance. Our measures of Adjusted EBITDA and Adjusted EBITDA margin used herein are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

We are not able to provide a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin for Q4'24 to net income (loss) and net income (loss) margin, the comparable GAAP measures, respectively, because certain items that are excluded from non-GAAP financial measures cannot be reasonably predicted or are not in our control. In particular, we are unable to forecast the timing or magnitude of stock-based compensation or amortization of internal-use software, as applicable, without unreasonable efforts, and these items could significantly impact, either individually or in the aggregate, GAAP measures in the future. See the tables above regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Q3 2024 Shareholder Letter 20